Exhibit 99.1

IPASS REPORTS FIRST QUARTER 2018 FINANCIAL RESULTS

Multimillion-dollar iPass SmartConnectTM software license, a milestone in iPass’ transformation to a software and technology company

REDWOOD SHORES, Calif. - May 8, 2018 - iPass Inc. (NASDAQ GS: IPAS), a leading provider of global mobile connectivity, reported total revenue of $11.4 million, GAAP net loss of $4.0 million, and Adjusted EBITDA loss of $3.4 million for the quarter ended March 31, 2018.

Financial Outlook
"As you know, since joining iPass, we’ve been on a mission to transform our business to software and technology," said Gary Griffiths, iPass president and CEO. "Today, we’re announcing a multimillion-dollar license for iPass SmartConnect software, which marks a milestone on this journey, while providing cash and bolstering the balance sheet. Last quarter we emphasized the importance of achieving positive cash flow, and we remain committed to that goal. To that end, we've made significant progress lowering our Network Access Costs ("NAC"), which we expect to be about $10 million lower this year than in 2017. In addition, while operating expenses have already been reduced dramatically from pre-2016 levels, we have continued to lower expenses and have lowered our quarterly break-even revenue point to less than $15 million. So with cost and expense significantly better than last year, and deals like the one announced today in the pipeline, all focus is on getting back to revenue growth. And we believe we have access to sufficient cash to meet these goals."

Quarterly Metrics

•
Revenue of $11.4 million in Q1'18 as closing Veri-FiTM business was slower than expected on global General Data Protection Regulation ("GDPR") concerns ahead of the May 25, 2018 enactment in the European Union.

•
Net Annual Contract Value ("ACV"), defined as the annualized sales value under committed contract for newly acquired or significant upsell customers signed, in Q1’18 totaled $1.6 million compared to $1.2 million in Q4'17 and $0.9 million in Q3’17.

•
Customer Churn, defined as the annualized impact on revenue, based on the prior quarter run-rate, of any customer that terminates or has write-down of committed contract value, was $1.5 million in Q1’18 compared to $1.0 million in Q4’17 and $1.1 million in Q3’17.

•	Network Access Cost ("NAC") was $6.8 million in Q1'18, down from $9.1 million in Q4'17 and $10.3 million in Q3'17, with no adverse impact on the usage capacity under contract.

•
Capital Raise was $0.5 million in the quarter from the common stock purchase agreement signed in November 2017, leaving capacity of $8.3 million available. In April 2018, we raised an additional $0.8 million under this facility, bringing the total raised to $2.5 million since inception in November 2017.

•
Nasdaq Delisting Extension Granted on May 7, 2018, to regain compliance with the previously received Nasdaq delisting notice. We will transfer from the Nasdaq Global Market to the Nasdaq Capital Market and continue to remediate our bid price and market capitalization deficiencies in accordance with the plan we presented to Nasdaq in April 2018.

“We continue to aggressively pursue opportunities to strengthen our balance sheet, including cash-rich, non-dilutive deals like the one we announced today," continued Griffiths. “Our investment in iPass SmartConnect has opened up large markets in the enterprise space, allowing management insight, understanding, and control of their mobile workforce, while providing to mobile operators, and those that depend on them, intelligent management of global connectivity with access to low-cost, secure, and reliable networks to relieve constrained cellular capacity. And given the emerging reality of the expected costs of 5G deployments, the value of iPass SmartConnect will be even more apparent."

Selected Financial Results

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
(unaudited; in millions)
Revenue Mobile Connectivity Services	11.4	13.2	14.3
Enterprise	9.2	10.4	11.7
Unlimited Customers	2.6	3.0	2.2
Other Pricing Plan Customers	6.6	7.4	9.5
Strategic Partnerships	2.2	2.8	2.6

Network Access Costs	6.8	9.1	9.6
Gross Margin (1)	28.0%	20.9%	21.2%

Network Operations Expense	1.4	1.4	1.7
R&D, S&M, and G&A expense	7.0	7.3	7.2
Total Operating Expenses	8.4	8.7	8.9

Other income (expense) and provision for income taxes	0.2	0.3	(0.1)
GAAP Total Net Loss	(4.0)	(4.3)	(4.3)

Adjusted EBITDA Loss (2)	(3.4)	(3.8)	(3.4)

	As of
	March 31, 2018	December 31, 2017	March 31, 2017
Shares of Common Stock Outstanding at Period End	70.4	69.3	66.4
Cash and Cash Equivalents	$2.8	$5.2	$13.5
Deferred Revenue (Short-term plus Long-term)	$3.1	$3.8	$3.2

(1)	Gross Margin is defined as Total Revenue less Network Access Costs less Network Operations Expense divided by Total Revenue.

(2)	See “Information Regarding Non-GAAP Financial and Operational Measures” for a definition of iPass Adjusted EBITDA.

Key Operating Metrics
The following are several key metrics iPass tracks to evaluate operating performance. Together, they provide insights into our Wi-Fi network acquisition strategy, consumption of network, and active users of our network services.

	For the Quarter Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
(in thousands except percentages and TB)
NAC:
Committed purchase capacity(1)	63%	88%	84%	85%	83%
Total purchased capacity (TB)(2)	79	90	89	88	88
Capacity consumed(3)	35%	36%	40%	36%	33%

Network Hours Consumed(4):
Unlimited and strategic partnerships	371	500	645	521	407
Other pricing plans	208	270	298	327	363
Total Network Hours Consumed	579	770	943	848	770

Wi-Fi Network Users(5):
Enterprise	88	94	91	93	82
Strategic partnerships	62	71	83	80	76
Total Wi-Fi Network Users	150	165	174	173	158

(1)	Committed purchase capacity is the percentage of total quarterly NAC related to committed Wi-Fi capacity deals (versus pay-as-you-go deals).

(2)	Total purchased capacity is the average monthly Wi-Fi network usage capacity in a given quarter, shown in terabytes.

(3)	Capacity consumed is shown as a percentage of total purchased capacity consumed in a given quarter.

(4)	Network Hours Consumed represents the average monthly number of hours used by our customers on our commercial footprint in a given quarter.

(5)
Wi-Fi Network Users, categorized by our go-to-market revenue streams, is the unique count of users each month in each quarter that connected to the iPass network. Starting this quarter, the iPass network includes both commercial footprint and open access footprint, curated via iPass SmartConnnect (restated for all prior quarters).

Conference Call
iPass will host a live conference call today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). To join the call, please dial-in 10 minutes in advance: toll-free at 1-800-239-9838 or direct at 1-323-794-2551with a participant confirmation code of 7025106. The conference call will also be available live via webcast on iPass' website at http://investor.ipass.com. The webcast replay will be available until iPass reports its second quarter 2018 results.

The telephone replay dial-in numbers are 1-888-203-1112 and 1-719-457-0820 and will be available until May 17, 2018, 5:00 p.m. Pacific time. The confirmation code for the replay is 7025106.

Forward-Looking Statements
The statements in this press release including statements under the caption "Financial Outlook" such as, but not limited to, the following: which we expect to be about $10 million lower this year than in 2017; with cost and expense significantly better than last year; we believe we have access to sufficient cash to meet these goals, are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties. Detailed information about these and other risk factors that could potentially affect iPass’ business, financial condition and results of operations are included in iPass’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 8,

2018, and available at its Web site at www.sec.gov and iPass' website at http://investor.ipass.com. iPass undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be an inaccurate prediction of the actual results.
In addition, investors and others should note that iPass announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. iPass also uses social media to communicate with its customers and the public about iPass, its products and services and other matters relating to its business and market. It is possible that the information iPass posts on social media could be deemed to be material information. Therefore, iPass encourages investors, the media, and others interested in iPass to review the information it posts on U.S. social media channels including the iPass Twitter Feed, the iPass LinkedIn Feed, the iPass Google+ Feed, the iPass Facebook Page, the iPass Blog, and the iPass Instagram account. These social media channels may be updated from time to time.

Information Regarding Non-GAAP Financial and Operational Measures
This press release also contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). iPass considers Adjusted EBITDA as a supplemental measure of the iPass' performance that is not required by, nor presented in accordance with GAAP.

iPass defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation, stock-based compensation, out of period adjustment, and nonrecurring legal costs. iPass believes Adjusted EBITDA provides a meaningful comparison between its core operating results, on a consistent basis, over different periods of time. Accordingly, management uses this financial measure for evaluating and making operating decisions and for purposes of comparison with its strategic plan, operating budgets and allocation of resources.

Furthermore, iPass believes the use of Adjusted EBITDA is useful to investors:

1.
To provide an additional analytical tool for understanding the company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2.	To provide consistency and enhance investors’ ability to compare the company’s performance across financial reporting periods; and

3.	To facilitate comparisons to the operating results of other companies in the company’s industry, which may use similar financial measures to supplement their GAAP results.

Adjusted EBITDA should not be considered in isolation, or construed as an alternative to net income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than iPass does, which would limit its usefulness in comparing iPass’ financial results with those of such other companies.

iPass defines a key operating metric, ACV, as the annualized sales value committed under contract for newly acquired customers or significant upsell, in total across the Enterprise and Strategic Partnership go-to-market strategies, in the period. Because ACV is not an alternative measure for GAAP revenue, but only an operational metric to provide insight on the health and progress of the sales pipeline and revised go-to-market strategy, the signing of committed contract value should not be assumed to have met the entire revenue recognition criteria. For example, while persuasive evidence of an arrangement always exist before reporting ACV, service may not yet have been provided to the customer or collections may not yet be determined to be reasonably assured. The company makes reasonable efforts to substantiate the viability of all reported ACV, but future events could change that conclusion. As an example, when a previously reported ACV customer fails to perform under the committed contract, such remaining calculated ACV will be reversed in the current period reported ACV.

About iPass Inc.
iPass (NASDAQ: IPAS) is a leading provider of global mobile connectivity, offering simple, secure, always-on Wi-Fi access on any mobile device. Built on a software-as-a-service (SaaS) platform, the iPass cloud-based service keeps its customers connected by providing unlimited Wi-Fi connectivity on unlimited devices. iPass is the world’s largest Wi-Fi network, with more than 64 million hotspots globally, at airports, hotels, train stations, convention centers, outdoor venues, inflight, and more. Using patented technology, the iPass SmartConnectTM platform takes the guesswork out of Wi-Fi, automatically connecting customers to the best hotspot for their needs. Customers simply download the iPass app to experience unlimited, everywhere, and invisible Wi-Fi.

iPass® is a registered trademark of iPass Inc. Wi-Fi® is a registered trademark of the Wi-Fi Alliance. All other trademarks are owned by their respective owners.
IR Contact: Please call us at 650-232-4205 or email us at investorrelations@ipass.com.

iPASS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands)

	March 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$2,766	$5,159
Accounts receivable, net	6,910	8,717
Prepaid expenses	2,110	1,641
Other current assets	587	712
Total current assets	12,373	16,229
Property and equipment, net	1,128	1,334
Other assets	1,295	840
Total assets	$14,796	$18,403

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$9,734	$9,044
Accrued liabilities	3,841	3,734
Deferred revenue, short-term	3,022	3,723
Total current liabilities	16,597	16,501
Deferred revenue, long-term	40	102
Other long-term liabilities	362	1,009
Total liabilities	16,999	17,612
Stockholders’ equity (deficit):
Common stock	73	71
Additional paid-in capital	227,333	226,490
Accumulated deficit	(229,609)	(225,770)
Total stockholders’ equity (deficit)	(2,203)	791
Total liabilities and stockholders’ equity (deficit)	$14,796	$18,403

iPASS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(Unaudited; in thousands, except share and per share data)

	Three Months Ended March 31,
	2018	2017
Revenue	$11,427	$14,286
Cost of revenue and operating expenses:
Network access costs	6,844	9,559
Network operations	1,384	1,692
Research and development	1,953	1,974
Sales and marketing	2,469	2,454
General and administrative	2,589	2,772
Total cost of revenue and operating expenses	15,239	18,451
Operating loss	(3,812)	(4,165)
Interest income, net	7	14
Foreign exchange loss, net	(143)	(49)
Loss before income taxes	(3,948)	(4,200)
Provision for income taxes	65	115
Net loss	$(4,013)	$(4,315)
Comprehensive loss	$(4,013)	$(4,315)

Net loss per share - basic and diluted	$(0.06)	$(0.07)

Weighted average shares outstanding - basic and diluted	69,853,058	65,567,707

iPASS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in thousands)

	Three months ended March 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(4,013)	$(4,315)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	344	350
Depreciation and amortization	198	454
Provision for (recovery of) doubtful accounts	(67)	39
Changes in operating assets and liabilities:
Accounts receivable	1,874	1,388
Prepaid expenses and other current assets	(189)	(232)
Other assets	(344)	(21)
Accounts payable	690	(435)
Accrued liabilities	69	(265)
Deferred revenue	(842)	738
Other liabilities	(647)	(89)
Net cash used in operating activities	(2,927)	(2,388)
Cash flows from investing activities:
Purchases of property and equipment	(5)	(222)
Net cash used in investing activities	(5)	(222)
Cash flows from financing activities:
Net proceeds from issuance of common stock	—	10
Proceeds from common stock purchase agreement	539	—
Net cash provided by financing activities	539	10
Net decrease in cash and cash equivalents	(2,393)	(2,600)
Cash and cash equivalents at beginning of period	5,159	16,072
Cash and cash equivalents at end of period	$2,766	$13,472
Supplemental disclosures of cash flow information:
Net cash paid for taxes	$47	$46
Accrued amounts for acquisition of property and equipment	$—	$73
Accrued issuance cost of common stock purchase agreement	$38	$—

iPASS INC.
RECONCILIATION OF NON-GAAP TO GAAP METRICS
(Unaudited, in thousands)

	Three Months Ended
	March 31, 2018	December 31, 2017	March 31, 2017
GAAP Net loss	$(4,013)	$(4,313)	$(4,315)
Interest income	(7)	(31)	(14)
Income tax expense	65	(196)	115
Depreciation of property and equipment	198	446	454
Stock-based compensation expense	344	314	350
Prior period adjustment to revenue	—	1	—
Nonrecurring legal costs	—	(11)	—
Adjusted EBITDA loss	$(3,413)	$(3,790)	$(3,410)